3/15/2023 Lake City Bank has operated successfully for 150 years since our founding in 1872. We’re a community bank with a strong history of consistent financial performance, as detailed on our Lake City Bank Fact Sheet. In addition we have built a robust and conservative capital base though this performance. Lake City Bank has significantly higher levels of capital than the minimum required by the regulators for “Well-Capitalized” status. Our balance sheet has grown conservatively throughout our 150-year history and our above-peer profitability has contributed to our strong capital foundation. We maintain conservative excess levels of capital to support the continued growth of Lake City Bank. Our balance sheet is very diverse on both the deposit and loan fronts. We do not have any client or industry concentrations on our deeply diversified balance sheet. Our loans and deposits are originated one customer at a time in the 15 Indiana counties where Lake City Bank operates. We are a traditional community bank with a diverse deposit base. Our core deposits consist of retail, commercial and public funds deposits. Our deposit and loan customers reflect local individuals, businesses and municipalities that live and work in our Indiana communities. Importantly, Lake City Bank has access to significant liquidity resources that include traditional commercial bank core deposits, which have historically and currently represented the primary funding resource of the bank. In addition, the bank has access to Federal Home Loan Bank programs, Federal Reserve Bank programs, Federal Funds lines from correspondent bank partners and other wholesale funding sources. As of March 15, 2023, these alternative liquidity sources provided total availability of approximately $2.8 billion. Lake City Bank’s growth has been organic, consistent and stable. We know our customers and have not grown through acquisitions, but rather through relationships with individuals and companies in our Indiana communities. Lake City Bank has produced record net income in 32 of the last 34 years. Furthermore, Lake City Bank is regulated by the Federal Reserve Bank of Chicago, and the Indiana Department of Financial Institutions, and has a history of transparent and strong relationships with them. Lake City Bank, through its parent Lakeland Financial Corporation is a publicly traded company on the NASDAQ exchange with the symbol LKFN. As of March 15, 2023, Lakeland Financial Corporation had market capitalization of $1.7 billion. We have a long history of serving our Indiana communities with a conservative balance sheet and an incredibly strong capital structure. Please let us know if you need additional information and we invite you to visit the investor relations page of our website at investors.lakecitybank.com for more information about the bank and its financial results.

Update
March 14, 2023

Lake City Bank

Lake City Bank is a $6.4 billion bank headquartered in Warsaw, Indiana and the sixth largest bank headquartered in the state. We were founded in 1872, and we are proud to be the third oldest state chartered bank headquartered in Indiana. We operate 52 offices in Northern and Central Indiana, delivering technology-driven and client-centric financial services solutions to individuals and businesses. While our strategy encompasses all areas of community banking, we focus on building comprehensive business banking relationships and providing high levels of personal, relationship based client services. The strength of our balance sheet and our deep knowledge of Indiana business, economy and consumers enables us to compete effectively with larger regional and national competitors.

Capital

Lake City Bank operates with regulatory capital that is in excess of well-capitalized thresholds. Our regulatory capital cushion is noted below.

Regulatory Ratio Description	December 31, 2022 Actual	Well-capitalized threshold	Capital Cushion
Tier 1 Leverage Ratio	11.22%	5.00%	$406,439
Common Tier 1 (CET)	13.49%	6.50%	$379,725
Tier 1 Risk Based Capital	13.49%	8.00%	$298,208
Tier 2 Risk Based Capital	14.74%	10.00%	$257,596
			(in thousands)

Fortress Balance Sheet in Excess of Regulatory Capital Requirements



16.00%
15.00%
14.00%
13.00%
12.00%
11.00%
10.00%
9.00%
8.00%
13.3%
15.1%
Well Capitalized Threshold 10.0% for Consolidated Risk-Based Capital
Q4'10
Q4'11
Q4'12
Q4'13
Q4'14
Q4'15
Q4'16
Q4'17
Q4'18
Q4'19
Q4'20
Q4'21
Q4'22
Risk-Based Capital Ratio

A Proven History of Shareholder Value Creation

Total Return Performance 12/31/00 – 12/31/22



3,500.00
3,000.00
2,500.00
2,000.00
1,500.00
1,000.00
500.00
0.00
(500.00)
Lakeland Financial Corporation
3,197.93%
443.53%
178.62%
148.47%
2001
2002
2003
2004
2005
2006
2007
2008
2009
2010
2011
2012
2013
2014
2015
2016
2017
2018
2019
2020
2021
LKFN
S&P 500
S&P US BMI Banks Index
S&P 500 Financials

Diversified Deposit Base

Lake City Bank maintains a well-diversified deposit base consisting of deposits that are gathered within the Lake City Bank footprint in 15 Indiana counties. This highly diversified client base includes nearly 120,000 retail and commercial clients.



Brokered Deposits
0%
Commercial
38%
Retail
36%
Public Funds
26%

Statistics—December 2022

NASDAQ Symbol	LKFN
Assets	$6.432 Billion
Deposits	$5.461 Billion
Loans	$4.710 Billion
Total Risk Based Capital	15.07%
YTD Return on Average Equity	17.40%
YTD Net Income	$103.8 Million
Market Capitalization	$1.863 Billion

3/2023 lakecitybank.com